Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:

Rose Cummings

704.602.7304

rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS ANNOUNCES MANAGEMENT CHANGES

Alfred C. Giammarino Resigns and Lisa R. Hood Named Interim CFO

CHARLOTTE, N.C. (March 31, 2010) — FairPoint Communications, Inc. today announced that Chief Financial Officer Alfred C. Giammarino, has tendered his resignation for personal reasons, effective immediately. Lisa R. Hood, senior vice president and controller, has been appointed CFO on an interim basis. Giammarino had been CFO since September 2008.

Hood joined FairPoint in 1993 and currently serves as senior vice president and corporate controller. She has responsibility for the corporate accounting department and financial reporting for the company. She is a Certified Public Accountant.

“Lisa has stepped into many positions handling a diverse range of responsibilities over the years. She has a proven track record and she is well suited to fill this role until a permanent replacement can be named,” said David Hauser, Chairman and CEO of FairPoint.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. Learn more at www.FairPoint.com.

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